Exhibit 99.4

Media Contact:

Alexa Auerbach, 312-696-6481 or alexa.auerbach@morningstar.com

FOR IMMEDIATE RELEASE

Morningstar to Sell Investor Relations Business to Investis

CHICAGO, Oct. 1, 2012—Morningstar, Inc. (Nasdaq: MORN), a leading provider of independent investment research, has entered into a definitive agreement to sell its investor relations business to UK-based Investis, a leading specialist in digital corporate communications for public companies. Morningstar expects to complete the transaction in October, subject to customary closing conditions. Terms were not disclosed.

The Investor Relations Services business designs, builds, hosts, and maintains investor relations pages and corporate web sites for more than 550 companies.

“We’ve made a strategic decision to streamline and simplify our product line and focus on our core offerings,” said Joe Mansueto, chairman and chief executive officer of Morningstar. “We acquired the investor relations business in 2008 as part of our acquisition of certain Hemscott businesses. Although the investor relations team has done a terrific job, this business is not core to our data, research, or investment management offerings. Investis works with more than 1,000 companies in 30 countries, including more than half of the FTSE100. It has the expertise and industry reach to continue to expand the investor relations business.”

“Investis has a reputation for innovation in the investor relations services market, with an international footprint and best-in-class products,” said Helen James, CEO. “We look forward to welcoming the Morningstar investor relations services clients to Investis in the coming weeks.”

The investor relations business that Investis is acquiring has approximately 18 employees in London and 19 employees in New Delhi.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 385,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 8 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its registered investment advisor subsidiaries and has more than $186 billion in assets under advisement and management as of June 30, 2012. The company has operations in 27 countries.

About Investis

Investis is Europe’s leading specialist in digital corporate communications for public companies. Our services include corporate websites, social media solutions, apps and mobile sites, video and webcasting, website tools and integrated online reporting.

Investis works with over 1,000 companies in 30 countries, from the smallest companies to the largest, including more than 50% of the FTSE100. The company has offices in the UK, Germany, Italy, Finland and India.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discussed not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others, general industry conditions and competition, including current global financial uncertainty; the impact of market volatility on revenue from asset-based fees; damage to our reputation resulting from claims made about possible conflicts of interest; liability for any losses that result from an actual or claimed breach of our fiduciary duties; financial services industry consolidation; liability related to the storage of personal information about our users; a prolonged outage of our database and network facilities; challenges faced by our non-U.S. operations; and the availability of free or low-cost investment information. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

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©2012 Morningstar, Inc. All Rights Reserved.

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